Exhibit 10.7(A)

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[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXCLUSIVE LICENSE AGREEMENT

This Exclusive License Agreement (“Agreement”) is effective as of November 21, 2013 (“Effective Date”), and is by and between Memorial Sloan-Kettering Cancer Center (“MSKCC”), a New York corporation with principal offices at 1275 York Avenue, New York, NY 10065, and Juno Therapeutics, Inc., a Delaware corporation with principal offices at 8725 W. Higgins Road, Suite 290, Chicago, IL 60631 (“LICENSEE”).

WHEREAS, MSKCC is the owner of certain Licensed Rights (defined below);

WHEREAS, LICENSEE desires to obtain an exclusive license on the terms set forth herein under Licensed Rights to develop and commercialize Licensed Products and perform Licensed Services (both defined below); and

WHEREAS, MSKCC is willing to grant an exclusive license to LICENSEE on the terms set forth herein;

NOW THEREFORE, for and in consideration of the foregoing premises and the following covenants, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I - DEFINITIONS

For the purpose of this Agreement, the following words and phrases shall have the following meanings:

1.1 “Affiliate” as used herein in either singular or plural means, with respect to a party, any corporation, company, partnership, joint venture or other entity, which directly or indirectly: (a) Controls, is Controlled by or is under common Control with the specified entity; or (b) both (i) owns, is owned by, or is under common ownership with the specified entity, in whole or in part, and (ii) conducts business under a trade identifier of the specified entity, with the authorization of the specified entity. For purposes of this definition, “Control” of an entity means the direct or indirect ownership or control of at least fifty percent (50%) of the right to direct or cause the direction of the policies and management of such person or entity, whether by the ownership of stock, by contract or otherwise. In any jurisdiction where 50% control is not permitted by applicable law, the “greater than 50%” threshold shall be deemed satisfied by the possession of substantially the maximum percentage allowable in such jurisdiction. With regard to MSKCC, “Affiliate” shall include, without limitation, the Memorial Sloan-Kettering Cancer Center and the Memorial Hospital for Cancer and Allied Diseases.

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1.2 “Combination Product” means a finished pharmaceutical product that comprises Licensed Product and a second active pharmaceutical ingredient, but only if (a) such finished pharmaceutical product has received regulatory approval and is sold in a country as a single product, and (b) the Licensed Product and/or such other active pharmaceutical ingredient is/are also approved and sold separately in such country.

1.3 “Commercialization” (and with correlative meaning, “Commercialize” and “Commercializing”) means, with respect to any product or compound, the performance of marketing, sales, distribution and support activities for such product or compound. For the avoidance of doubt, “Commercialization” does not include Development or Manufacturing activities.

1.4 “Control” means with respect to Intellectual Property Rights, possession by the party granting the applicable right, license or sublicense to the other party without (a) violating the terms of any written agreement with a third party, and (b) incurring any payment obligation to a third party.

1.5 “Development” (and with correlative meaning, “Develop” and “Developing”) means all activities, during and after Phase I, required by Law, and/or included within and consistent with generally recognized clinical, non-clinical, and/or pre-marketing and post-marketing development practices to be performed in connection with the clinical and non-clinical testing and approval of new pharmaceutical products or compounds by the FDA and any FDA counterpart, and pre-Commercialization preparation for such product or compound, including, but not limited to, Phase I, Phase II, Phase III Trials, and studies related to toxicology, absorption, distribution, metabolism and excretion, process and product development and pre-marketing studies and the design (but not performance) of post-marketing surveillance and the design and conduct of studies after NDA approval. For the avoidance of doubt, “Development” does not include pre-Phase I activities or drug discovery activities.

1.6 “Field of Use” means all therapeutic and diagnostic uses.

1.7 “First Commercial Sale” means the first sale of a Licensed Product to a Third Party following the receipt of any Regulatory Approval required for the sale of such Licensed Product.

1.8 “Intellectual Property Rights” means any or all of the following, and any and all rights anywhere in the world in, arising out of or associated therewith: (a) patent applications or patents; (b) copyrights and other rights in works of authorship; (c) trade secrets; (d) rights in data or Know-How (including both intellectual property rights and personal property rights in tangible property); and (e) all other intellectual property rights similar to the foregoing (but in no event including trademarks, trade names, service marks, service names, trade dress rights or other similar rights); in each case, whether or not any of the foregoing is registered, and including, without limitation, rights to apply for, applications for registration of, and any registrations or issuances of, any of the foregoing.

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1.9 “Know-How” means tangible and intangible technical information, materials, inventions, processes, protocols, procedures, formulations, compounds, compositions, devices, methods, formulae, protocols, techniques, algorithms, software, works of authorship, designs, drawings, results, findings, ideas, concepts, creations, discoveries, developments, techniques, processes, know-how, drawings, designs, specifications, data, content, information, formulas, formulations, algorithms, software, and other technologies or subject matter of any kind, in each case, that are not generally publicly known.

1.10 “Licensed Product” means: (a) on a country-by-country basis, any product, the making, using, selling, offering for sale or importing in the country in question would (without the license granted under this Agreement, or a legal exemption such as experimental use or drug discovery/development such as that provided by 35 U.S.C. § 271(e)(1) and similar provisions in the laws of other jurisdictions) infringe or otherwise be within the scope of at least one Valid Claim in that country, or (b) that [***].

1.11 “Licensed Rights” means: (a) the Patent Rights; and (b) all tangible materials within the MSKCC-Provided Know-How, and all Intellectual Property Rights owned in, to or covering any MSKCC-Provided Know-How, in each case, that are owned or Controlled by MSKCC.

1.12 “Licensed Service” means: (a) on a country-by-country basis, any service performed for or on behalf of a third party on a fee-for-service basis or otherwise for consideration, the performance of which in the country in question would (without the license granted under this Agreement, or a legal exemption such as experimental use or drug discovery/development such as that provided by 35 U.S.C. § 271(e)(1) and similar provisions in the laws of other jurisdictions) infringe or otherwise be within the scope of at least one Valid Claim in that country, or (b) that [***].

1.13 “Major Country” means each of [***].

1.14 “Manufacturing” (and with correlative meaning, “Manufacture”) means the production of pharmaceutical products or compounds for clinical trials and commercial use.

1.15 “MSKCC-Provided Know-How” means all Know-How, whether or not patentable, [***], which (a) [***] relate to the Patent Rights, and (b) are necessary or useful for the Development and/or Commercialization of the Patent Rights and/ or Licensed Products and/or Licensed Services.

1.16 “Net Sales” means the gross amount [***] by LICENSEE or its Affiliates or its Sublicensees for Licensed Products or for Licensed Services, less the following:

(a)	customary trade, quantity, or cash discounts to the extent actually allowed and taken;

(b)	amounts repaid or credited by reason of rejection or return;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(c)	to the extent separately stated on purchase orders, invoices, or other documents of sale, any taxes or other governmental charges levied on the production, sale, transportation, delivery, or use of a Licensed Product or performance of a Licensed Service, which is paid by or on behalf of LICENSEE or Affiliates; and

(d)	outbound transportation costs prepaid or allowed and costs of insurance in transit.

Each of (a) through (d) above being a “Deductible Expense.”

No deductions shall be made for [***] Net Sales shall occur on the date of [***] for a Licensed Product or Licensed Service.

Customary distribution of samples of Licensed Product or related performance of Licensed Services by LICENSEE or Affiliates shall not be included in any calculation of Net Sales.

Net Sales of a Combination Product in a country shall be calculated by [***] (as would otherwise be determined in accordance with the definition of “Net Sales” as set forth in this definition, i.e., without giving effect to this paragraph) by the [***]. By way of example, [***]. By way of further example, [***]

In the case of discounts on “bundles” of products or services which include Licensed Products and/or Licensed Services, LICENSEE may, with notice to MSKCC, discount (or permit the discounting by an Affiliate or Sublicensee of LICENSEE) the bona fide list price of any Licensed Product and/or Licensed Service in such “bundle” by the [***]. With each [***] royalty report submitted pursuant to Section 5.2 below, LICENSEE shall provide MSKCC reasonable documentation establishing such average discount with respect to each “bundle.” If LICENSEE cannot so establish the average discount of a “bundle,” Net Sales shall be based on the [***] If a the Licensed Product or Licensed Service in a “bundle” is not sold separately, and no bona fide list price exists for such the Licensed Product or Licensed Service, the [***].

Except as provided in the preceding paragraph, no deductions, credits, rebates, or allowances shall be taken or permitted in calculating Net Sales that depend or are based in whole or in part on the sale or purchase of any product or service that is not a Licensed Product or Licensed Service, including without limitation for the practice commonly known as “bundling.”

1.17 “Other Consideration” shall mean all consideration received by or for the benefit of LICENSEE or its Affiliates from any transaction or series of transactions that includes a sublicense or other transfer of the licenses and rights granted under this Agreement (“O.C. Event”), including without limitation upfront fees or milestone payments. However, Other Consideration does not include payments for: [***]. In addition, Other Consideration does not include [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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1.18 “Patent Rights” means the following:

(a)	the United States and foreign patents and patent applications listed in Exhibit A;

(b)	any other patent or patent application that claims priority to, or common priority with, or is a divisional, continuation, reissue, renewal, reexamination, substitution or extension of any patent or patent application identified on Exhibit A;

(c)	any patents subsequently issuing on any patent application identified in (a) or (b), including any reissues, renewals, reexaminations, substitutions or extensions thereof;

(d)	any claim of a continuation-in-part application or patent (including any reissues, renewals, reexaminations, substitutions or extensions thereof) that is entitled to the priority date of at least one of the patents or patent applications identified in (a), (b) or (c);

(e)	any foreign counterpart (including PCTs) of any patent or patent application identified in (a), (b), (c) or (d) above; and

(f)	any supplementary protection certificates, pediatric exclusivity periods, any other patent term extensions and exclusivity periods and the like of any patents and patent applications identified in (a) through (e).

1.19 “Phase I Trial” means the first phase of a clinical study involving the initial introduction of an investigational new drug into humans (generally, but not always, in the range of 20 to 30 subjects). Phase I studies are typically closely monitored and may be conducted in patients or normal volunteer subjects. These studies are designed to determine the metabolism and pharmacologic actions of the drug in humans, the side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness that provides data capable of meeting statutory standards for marketing approval. During Phase I, sufficient information about the drug’s pharmacokinetics and pharmacological effects should be obtained to permit the design of well-controlled, scientifically valid, Phase II Trials. For example, “Phase I Trial” includes a human clinical study that satisfies the requirements of 21 C.F.R. § 312.21(a) in the United States, or an equivalent or counterpart of the foregoing in any other country or jurisdiction.

1.20 “Phase II Trial” means the second phase of a clinical study, the principal purpose of which is to evaluate the effectiveness of the drug for a particular indication and to determine the common short term side effects and risks associated with the drug in patients with the disease target being studied, that provides data capable of meeting statutory standards for marketing approval. Phase II Trials usually involve no more than several hundred subjects. For example, “Phase II Trial” includes a human clinical study that satisfies the requirements of 21 C.F.R. § 312.21(b) in the United States, or an equivalent or counterpart of the foregoing in any other country or jurisdiction.

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1.21 “Phase III Trial” means the third phase of a clinical study involving expanded controlled and uncontrolled trials. They are performed after preliminary evidence suggesting effectiveness of the drug has been obtained, and are intended to gather the additional information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of the drug and to provide an adequate basis for physician labeling, to support registration for a product or compound with the FDA and any FDA counterpart, and that provides data capable of meeting statutory standards for marketing approval. Phase III Trials usually include several hundred to several thousand subjects. For example, in the United States, “Phase III Trial” includes a human clinical study that satisfies the requirements of 21 C.F.R. § 312.21(c) in the United States, or an equivalent or counterpart of the foregoing in any other country or jurisdiction.

1.22 “Regulatory Approval” means, with respect to a nation or, where applicable, a multinational jurisdiction, such approvals, licenses, registrations or authorizations that are required to be obtained from a Regulatory Agency prior to the marketing and sale of a Licensed Product for use in the Field in such country or multinational jurisdiction (including, where applicable, pricing approvals necessary to obtain reimbursement).

1.23 “Regulatory Authority” means, with respect to any particular country or, where applicable, a multinational jurisdiction, the governmental authority, body, commission, agency or other instrumentality of such country or multinational jurisdiction (e.g., the EMEA with respect to the European Union), with the primary responsibility for the approval of pharmaceutical products before a Licensed Product can be tested, marketed, promoted, distributed or sold in such country or multinational jurisdiction, including such governmental bodies, if any, that have jurisdiction over the pricing of such pharmaceutical product. The term “Regulatory Agency” includes, without limitation, the FDA, EMEA and MHW.

1.24 “Royalty Year” means each twelve month period commencing on January 1 and ending on December 31 during the term of this Agreement; provided however, that: (a) the first Royalty Year shall be the period of time commencing with the Effective Date and ending on December 31; and (b) the last Royalty Year shall be the period of time commencing on January 1 of the year in which this Agreement expires or is terminated, and ending on the date of expiration or termination of this Agreement.

1.25 “Sublicensee” means any business entity to which a sublicense has been granted by LICENSEE under the Licensed Rights, or with respect to the Licensed Products, pursuant to this Agreement.

1.26 “Territory” means worldwide.

1.27 “Valid Claim” means a claim of (i) an issued and unexpired patent included within the Patent Rights unless the claim has been held unenforceable or invalid by the final, un-reversed, and un-appealable decision of a court or other government body of competent jurisdiction, has been irretrievably abandoned or disclaimed, or has otherwise been finally admitted or determined to be invalid, unpatentable or unenforceable, whether through reissue, reexamination, disclaimer or otherwise, or (ii) a

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pending patent application within the Patent Rights to the extent the claim continues to be prosecuted in good faith for a time period not to exceed [***] years from its earliest asserted priority filing date. If a claim has been pending for more than [***] from its earliest priority date later issues, it shall be considered a Valid Claim for the entire period it was pending, and the LICENSEE shall then make royalty payments to MSKCC for the preceding period in which it was not treated as a Valid Claim.

ARTICLE II - GRANT

2.1 License. Subject to the terms and conditions of this Agreement, MSKCC hereby grants to LICENSEE a worldwide license, in the Field of Use, during the term of the Agreement, including the right to sublicense (subject to Section 2.3 (entitled Sublicensing)), under the Patent Rights and MSKCC’s Intellectual Property Rights in the MSKCC-Provided Know How, to (i) make, have made, use, import, offer to sell and sell Licensed Products, and to (ii) perform Licensed Services. The foregoing license is (A) exclusive (subject to Sections 2.2 (entitled Reserved Rights) and Schedule C of the Side Letter Agreement), with respect to the Patent Rights and all tangible materials within the MSKCC-Provided Know-How and MSKCC’s Intellectual Property Rights in the MSKCC-Provided Know How, and (B) non-exclusive with respect to MSKCC-Provided Know-How and MSKCC’s Intellectual Property Rights in the MSKCC-Provided Know How.

2.2 Reserved Rights. The grant in Section 2.1 (entitled License) is subject to, restricted by and non-exclusive with respect to the following non-transferable rights, all of which are reserved by MSKCC:

(a)	the use of Patent Rights by MSKCC for its noncommercial research, patient care, teaching, and other educationally related purposes;

(b)	the use of Patent Rights by the inventors thereof (and their laboratories and collaborators) for noncommercial research purposes, patient care, teaching, and other educationally related purposes; and

(c)	any rights reserved to the United States of America under 35 U.S.C. §§ 200-212 or any other applicable governmental law or regulation;

all of the foregoing, the “Reserved Rights.” Additionally, if MSKCC requests that MSKCC or LICENSEE make a grant or transfer of any of the rights licensed to LICENSEE hereunder to any nonprofit educational or research institutions for their internal, noncommercial research activities, LICENSEE shall consider any such request in good faith; provided LICENSEE may in its discretion, either consent to or decline such a request. For the avoidance of doubt, LICENSEE concerns, inter alia, regarding the development of patentable inventions by one or more third parties that received such license rights or materials shall be a reasonable basis for declining such a request by MSKCC.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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2.3 Sublicensing. LICENSEE may grant sublicenses to third parties (each, a “Sublicensee”), provided that each sublicense is in writing and:

(a)	LICENSEE, within [***] days of the granting of each sublicense, notifying MSKCC of such grant and the name and address of each such Sublicensee;

(b)	the sublicense being at royalty rates not less than those required to be paid to MSKCC under this Agreement;

(c)	the sublicense agreement (i) providing that the rights and/or obligations to MSKCC under [***] of this Agreement are binding upon the Sublicensee as if it were a party to this Agreement, and (ii) including copies of such Sections or Articles;

(d)	the sublicense agreement including provisions of the same scope as provided in [***];

(e)	the sublicense agreement not containing any provision which would permit it to extend beyond the term of this Agreement with regard to the Patent Rights licensed hereunder;

(f)	the sublicense agreement may permit the Sublicensee to grant further sublicenses, provided that such further sublicenses are (i) in writing, (ii) consistent with the terms and requirements of this Agreement, and (iii) include all provisions that LICENSEE is required to include in a sublicense;

(g)	the sublicense agreement disclaiming all representations, warranties, indemnities and liability on the part of MSKCC; and

(h)	the sublicense agreement not granting any rights to the Patent Rights and MSKCC-Provided Know How which are inconsistent with the rights granted to, and the obligations of, LICENSEE hereunder.

2.4 Any act or omission of any Sublicensee which would constitute a breach of this Agreement if performed by LICENSEE shall be deemed to be a breach by LICENSEE of this Agreement, and MSKCC shall have the right to terminate this Agreement pursuant to Section 13.2.4 (entitled Breach) unless such breach is cured, or the sublicense to the offending Sublicensee is terminated, within the [***] day notice period set forth therein.

2.5 Subcontracting. Any subcontractor engaged by LICENSEE to perform for LICENSEE any of its rights obligations under this Agreement (a “Third Party Subcontractor”) shall be party to a written agreement consistent with the terms and conditions of this Agreement, including without limitation, and as applicable, those provisions pertaining to confidentiality, Intellectual Property Rights, GMP, and regulatory/safety matters. In all cases, LICENSEE remains fully responsible (i) for the performance of its obligations hereunder regardless of whether such performance has been delegated to a Third Party Subcontractor, and (ii) for the actions and conduct of the Third Party Subcontractor in performance of LICENSEE’s obligations.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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2.6 Disclaimer. Except for those rights which are expressly granted in this Article II (entitled Grant) with respect to the Licensed Rights, neither this Agreement nor the parties’ activities relating to this Agreement is intended to or shall be construed to confer or give rise to: (a) any implied license, or other right or forbearance by MSKCC for the benefit of LICENSEE or any third party with respect to any patent or other intellectual property right owned by MSKCC (even if related to the Licensed Rights) that is not expressly identified in this Agreement; or (b) any estoppel, exhaustion, or waiver, or acquiescence adverse to MSKCC with regard to the practice of the Licensed Rights outside the Field of Use; in each case, under any legal or equitable theory whatsoever. LICENSEE acknowledges and agrees that: (a) the parties do not intend there to exist or arise any of the foregoing; (b) LICENSEE has not provided any consideration for any of the foregoing; (c) LICENSEE waives any argument that it is entitled to any of the foregoing; and (d) the practice or utilization of any Intellectual Property Rights of MSKCC (or its Affiliates) not expressly licensed hereunder would require a separate, royalty-bearing license from MSKCC (or its Affiliates) which it (or they) is (or are) free to grant, or not to grant, at its (or their) sole discretion. The provisions of this Section 2.6 (entitled Disclaimer) are essential terms of the Agreement, without which MSKCC would not have entered into this Agreement. Notwithstanding the foregoing, any good-faith dispute between MSKCC and LICENSEE as to whether particular subject matter is within the Licensed Rights and subject to the license granted herein, shall not be a basis for any termination of this Agreement, but shall be resolved pursuant to the dispute resolution proceedings provided herein.

2.7 Delivery. Within [***] days of the Effective Date, MSKCC shall [***] deliver (and shall cause its personnel to deliver) to LICENSEE copies of all data, reports, analyses and other information within the MSKCC-Provided Know How identified on Exhibit B. If at any time during the Term, [***] identifies particular documents, data or information that exist are within the MSKCC-Provided Know How and are reasonably available and transferable in a tangible form and that were not previously delivered to LICENSEE, MSKCC shall [***] provide such MSKCC-Provided Know How to LICENSEE, upon [***]. LICENSEE shall reimburse MSKCC for [***] in complying with this Section 2.53.

2.8 Option. MSKCC grants LICENSEE an option to include as Patent Rights patent applications [***] and [***] and foreign counterparts, and/or any U.S. or ex-U.S. patents issuing directly or indirectly from such applications or the priority documents for such applications. To exercise this option, LICENSEE must within [***] months of the Effective Date present to MSKCC a plan for development of products described in such applications that includes [***] and other conventional terms that are acceptable to MSKCC in the exercise of its reasonable judgment. If exercised, such products will be included in this Agreement and no additional royalties or payments (beyond what is provided for Licensed Product) will be required of LICENSEE. If not exercised, then LICENSEE shall have no rights in or to such applications and they will not be part of the Patent Rights.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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ARTICLE III - CONDUCT OF THE ACTIVITIES

3.1 Diligence. LICENSEE shall use commercially reasonable efforts (and in any event no less than the efforts and resources normally used by a similarly situated entity relating to similarly situated product), at its own expense, to: (a) Develop, Manufacture and Commercialize Licensed Products and Licensed Services; and (b) thereafter continue marketing such Licensed Products and Licensed Services throughout the life of this Agreement. In particular, LICENSEE shall:

(a)	Expend at least [***] dollars [***] on the conduct of a [***].

(b)	Commit to conduct a study to [***].

(c)	Commit to expend at least [***] dollars [***] on a [***].

(d)	Expend at least [***] dollars [***] on the development of products (which may or may not be Licensed Products) based on or relating to [***].

LICENSEE may accomplish such milestones itself or through its Affiliates or Sublicensees.

3.2 Business Update. During the term of this Agreement, until the commencement of [***] LICENSEE shall deliver to MSKCC prior to [***] any update of LICENSEE’s activities with regard to the Development and, if applicable, Commercialization of Licensed Products.

3.3 Timetables and Project Meetings. The parties shall conduct periodic review meetings (which may be in person, by telephone, or by other means): (a) pursuant to any schedule established in the Business Plan; or (b) absent such a schedule, on at least a [***] basis; or (c) otherwise at the request of [***]. In the event that LICENSEE ceases development, manufacturing or commercialization of a Licensed Product, LICENSEE promptly shall give MSKCC written notice of such cessation.

3.4 Regulatory and Safety Matters.

(a)	Clinical Trials. LICENSEE shall conduct such clinical trials (including without limitation, Phase I Trials, Phase II Trials, and/or Phase III Trials) as LICENSEE deems are desirable or necessary for Commercialization of the Licensed Products. Any clinical trials conducted by or on behalf of LICENSEE at MSKCC shall be mutually agreed by LICENSEE and MSKCC.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(b)	Approvals. LICENSEE shall diligently take all reasonable steps to secure all required and/or necessary Regulatory Approvals to develop, test, market, commercialize and otherwise bring to market Licensed Products and/or Licensed Services; and (ii) keep MSKCC informed of LICENSEE’S plans for obtaining, and the status of, such approvals. At the request of LICENSEE, and if necessary, MSKCC will assist LICENSEE in obtaining such Regulatory Approvals at no charge to LICENSEE, except for [***] incurred by MSKCC in assisting LICENSEE to obtain such approvals.

(c)	Regulatory Inquiries & Inspections. If LICENSEE is the subject of an inquiry or inspection by a governmental authority or certification agency in relation to any Licensed Product, LICENSEE will notify MSKCC as soon as reasonably possible and keep MSKCC reasonably apprized of the results of such inspection.

(d)	Compliance with Law & Regulations. LICENSEE shall (i) conduct all activities in relation to clinical trials in full compliance with governing law, regulations, and generally accepted standards, and (ii) take all necessary actions to prevent, and to timely correct upon discovery if not prevented, the participation of a person who has been debarred from participating in clinical trials or other activities that are prohibited to persons who have been debarred.

3.5 Insurance. Prior to the commencement of First Commercial Sale of any Licensed Product or Licensed Process, LICENSEE shall obtain and continuously carry in full force and effect, throughout the term of this Agreement (and any sell-off period pursuant to Section 13.4 (entitled Product Sell Off)), general liability insurance which shall protect LICENSEE and MSKCC in regard to events covered by Section 8.1 (entitled Indemnification) above and otherwise meeting the requirements of this Section. Such insurance shall: (a) be written by an insurer rated at least [***] by A.M. Best; (b) list MSKCC as an additional named insured thereunder; (c) be endorsed to include liability coverage; (d) require [***] days written notice to be given to MSKCC prior to any cancellation or material change thereof; and (d) have limits of not less than [***]. At MSKCC’s request, LICENSEE shall provide MSKCC with Certificates of Insurance evidencing the foregoing.

ARTICLE IV - PAYMENTS

4.1 License Execution Fee. Within [***] days following the Effective Date of this Agreement, LICENSEE will pay MSKCC a license execution fee of six million nine hundred thousand dollars ($6,900,000).

4.2 Royalty Payments.

4.2.1 Running Royalty. Subject to the provisions in this Section 4.2, LICENSEE shall pay to MSKCC a running royalty equal to [***] percent ([***]%) of worldwide, annual Net Sales of Licensed Products or the performance of Licensed Services by LICENSEE or its Affiliates or Sublicensees. Such royalties shall be payable each [***] and shall be due to MSKCC within [***] days of the end of each [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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4.2.2 Royalty for Know-How Rights Alone in Licensed Products and Services. In consideration for rights to Know-How under the Agreement, royalties achieved for Licensed Products and/or Licensed Services that are not covered by a Valid Claim in a country where Licensed Products and/or Licensed Services are Manufactured or Commercialized or shall be reduced by [***] percent ([***]%) of what would be due to MSKCC otherwise under Section 4.2.1, for a royalty rate of [***] percent ([***]%).

4.2.3 Royalty if First CAR Product is Not a Licensed Product. Notwithstanding the above, if the first product commercialized by LICENSEE that includes a chimeric antigen receptor T cell (CAR) is not a Licensed Product, LICENSEE will also pay to MSKCC a running royalty of [***] percent ([***]%) of worldwide Net Sales of such product for a period of 10 years from First Commercial Sale.

4.2.4 Offset for Third Party Licenses. If LICENSEE makes payments to one or more non-Affiliate third parties for intellectual property or technology in order to make, use, or sell any Licensed Product or perform Licensed Services, LICENSEE may offset on a country-by-country basis [***] per cent ([***]%) of such third-party payments against any royalty payments that are due to MSKCC under Sections 4.2.1 and 4.2.2 above, provided however, that the royalty payments to MSKCC shall not be reduced to a rate of less than [***]% under Section 4.2.1 or [***]% under Section 4.2.2 in any year unless the aggregate royalty obligation due to third parties by the LICENSEE equals or exceeds [***] in any given country, in which case the royalties payable to MSKCC shall not be reduced to a rate of less than [***]% under Section 4.2.1 or Section 4.2.2. Any third party payments that are not applied as royalty offsets in a given year may be carried forward and applied as an offset for up to [***] from the date of payment to the applicable third party.

4.2.5 No Multiple Royalties. If a Licensed Product or Licensed Service is covered by more than one claim of any patent or patent application within the Patent Rights, no multiple royalties shall be due.

4.2.6 Royalty Structure is for Parties’ Convenience. The Parties agree that the fee structure in this Agreement has been agreed as a mutually preferable accounting convenience for the mutual benefit of the Parties to minimize or avoid the burden and expense of having to track (by territory and over time) the extent to which any particular individual product is subject to each of the Patent Rights, which would require tracking the lifecycle of each such individual product through multi-tiered marketing and distribution channels (e.g., from manufacturers to distributors to purchasers to ultimate end users) as well as differing patent expiration dates in the countries in which the product was made, sold, imported or used. Thus, the fee structure in this Agreement represents a blended rate (rather than a per-unit/per-patent royalty) that are intended to produce a comparable and mutually-acceptable overall payment as if per-unit/per-patent royalties had been used.

4.3 Minimum Royalties. Commencing on the fifth anniversary of the license, LICENSEE shall pay to MSKCC minimum annual royalties of one hundred thousand dollars ($100,000) per year until the expiration of the last-to-expire Valid Claim in the Territory. Minimum annual royalties shall be nonrefundable but fully creditable against running royalties due on Net Sales, and may be carried forward until such credit is fully applied

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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4.4 Royalty Term. On a Licensed Product-by-Licensed Product and/or Licensed Service-by-Licensed Service basis, and on a country-by-country basis, the period from the First Commercial Sale of such Licensed Product or Licensed Service in such country until the later of:

(a)	expiration of the last Valid Claim within the Patent Rights covering such Licensed Product and/or Licensed Service in such country;

(b)	expiration of any market exclusivity period granted by a Regulatory Agency with respect to such a Licensed Product and/or Licensed Service in such country;

(c)	ten (10) years from the First Commercial Sale of the first Licensed Product and/or Licensed Process in such country; or

(d)	ten (10) years from the First Commercial Sale of the first Licensed Product and/ or Licensed Service in such country, where such Licensed Product and/ or Licensed Service are not and were never covered by a Valid Claim in such country.

4.5	Sharing of Other Consideration. LICENSEE shall pay to MSKCC a portion of Other Consideration, as follows:

4.5.1 If on or before [***] anniversary of the Effective Date, LICENSEE obtains Other Consideration with respect to a grant of the Patent Rights only (i.e., no other Intellectual Property Rights or technology Controlled by the LICENSEE are licensed to the Sublicensee), then the portion shall be [***] percent ([***]%).

4.5.2 To the extent not within the scope of 4.5.1, if on or before the earlier of (a) the [***] anniversary of the Effective Date; or (b) a commitment by LICENSEE to expend at least [***] on the Development of Licensed Products, then the portion shall be [***] percent ([***]%).

4.5.3 To the extent not within the scope of 4.5.1 or 4.5.2, if on or before the earlier of (a) the [***] anniversary of the Effective Date; (b) a commitment by LICENSEE to expend at least [***] on the Development of Licensed Products; (c) completion of the [***] or (d) commencement of a [***] by LICENSEE [***] then the portion shall be [***] percent ([***]%).

4.5.4 Other Consideration. To the extent that any O.C. Event includes the sublicense or transfer of Intellectual Property Rights other than the licenses and rights granted under this Agreement, the Other Consideration amount subject to division with MSKCC shall be determined by [***] in good faith by allocating the total amount between (i) the licenses and rights granted under this Agreement, and (ii) such other Intellectual Property Rights. LICENSEE shall make available to MSKCC under terms of confidentiality, any documents and models then in LICENSEE’s possession reasonably requested by MSKCC for the purpose of determining such allocation; provided LICENSEE shall not be obligated to create or prepare any documents that do not then exist to respond to any such request. If [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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4.6 Development Milestone Payments. Within [***] days of the occurrence of any of the following milestones, LICENSEE shall notify MSKCC of such milestone and pay to MSKCC the applicable milestone payment:

(a)	A payment of [***] dollars ($[***]) for successful completion of a [***] for each Licensed Product. For clarity, for a single Licensed Product, this Development Milestone will be paid for [***] reaching a maximum total of [***] dollars ($[***]) for any one Licensed Product.

(b)	A payment of [***] dollars ($[***]) for successful completion of a [***] for each Licensed Product. For clarity, for a single Licensed Product, this Development Milestone will be paid for [***] reaching a maximum total of [***] dollars ($[***]) for any one Licensed Product.

(c)	A payment of [***] dollars ($[***]) for a [***] for the [***] for a Licensed Product.

(d)	Subject to the $[***] milestone cap in Section 4.6(g) below, a payment of two million dollars ($[***]) for a [***]

(e)	Subject to the $[***] milestone cap in Section 4.6(g) below, a payment of two million dollars ($[***]) for a [***] for such Licensed Product.

(f)	Subject to the $[***] milestone cap in Section 4.6(g) below, a payment of [***] dollars ($[***]) for a [***] for a Licensed Product.

(g)	For clarity, notwithstanding Sections 4.6(d), (e) and (f) above, for a particular Licensed Product, no more than a maximum of [***] dollars ($[***]) will be payable for [***] of such Licensed Product, regardless of [***]

LICENSEE shall pay such milestone payments whether they are reached by LICENSEE, by a third party on behalf of LICENSEE, or by a Sublicensee.

4.7 Other Payments. LICENSEE shall also pay to MSKCC any other amounts contemplated by this Agreement (e.g., patent costs), in the manner contemplated hereby.

4.8 Timing. Unless otherwise specified: (a) running royalty amounts owed will accrue on a [***] basis, and payments therefore will be made by LICENSEE to MSKCC within [***] days after [***] (b) after termination or expiration of the Agreement, an additional payment will be made by LICENSEE covering the final [***] (or portion thereof) prior to such expiration or termination; and (c) each [***] payment will be accompanied by a written statement of Net Sales during such [***], as set forth in Section 5.2 (entitled [***] Reports).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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4.9 Currency. All monetary payments shall be paid in United States dollars (“USD”). If any currency conversion is required in connection with payments hereunder, such conversion shall be made by using the buying exchange rate prevailing at JP Morgan Chase Bank or its successor entity on the close of the [***] For purposes of clarification, sales made in USD may not be converted to the currency of the LICENSEE’S domiciled country and then reconverted to USD [***].

4.10 Taxes. Payments shall be made in full, without deduction or withholding for wire transfer fees or currency exchange fees. The parties will cooperate to prevent or minimize the need for any withholding, and at the request of LICENSEE, MSKCC will provide LICENSEE with documents evidencing its tax status in the United States. Any withholding or other tax that is required by law to be withheld with respect to payments owed by LICENSEE pursuant to this AGREEMENT shall be deducted by LICENSEE (or its Sublicensees) from such payment prior to remittance, and paid over to the relevant taxing authorities when due. LICENSEE shall promptly furnish MSKCC evidence of any such taxes withheld and of payment thereof, and MSKCC shall use its best efforts to obtain the release of any such withheld amounts from the taxing authority. At MSKCC’s request, LICENSEE shall provide MSKCC with reasonable assistance to release the withheld amount to MSKCC. If the full withheld amount is not released to MSKCC within [***] months of the payment date, then [***] the amount that is still withheld, and entitlement to receive such withheld amount from the pertinent taxing authority shall be [***] in a form reasonably acceptable to LICENSEE. For clarity, the foregoing applies to withholdings only, and does not require LICENSEE to pay (or increase payment to MSKCC to compensate for) any taxes that MSKCC may be required to pay under applicable law.

4.11 Interest. LICENSEE shall pay to MSKCC interest on any amounts not paid when due. Such interest will accrue from the [***] day after the payment was due, at a rate of [***]% per month or the highest rate permitted by law (whichever is less), and shall be compounded monthly. The interest payment will be due and payable on the [***] after interest begins to accrue, until full payment of all amounts due MSKCC is made. MSKCC’s rights to receive such interest payments shall be in addition to any other rights and remedies available to MSKCC.

4.12 Method of Payment. Payments may be made by check or wire transfer. Checks shall be: (a) made payable to Sloan-Kettering Institute for Cancer Research (Tax I.D. No. [***]); (b) attached to the corresponding invoice (if any); (c) accompanied with an note (on the check stub or on its transmittal letter) that the payment relates to Agreement SK2013-1654; and (d) sent to MSKCC’s lock-box:

Memorial Sloan-Kettering Cancer Center

P. O. Box 29035

New York, NY 10087-9035

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Wire transfers shall be made as follows:

Bank Name:	JP Morgan Chase & Co.

Name on Account:	MSKCC- Acct Rec EFTS

Account Type:	Checking

Account Number:	[***]

Routing Number:	[***]

SWIFT Code:	[***]

MSKCC may designate another place and method of payment, for any or all fees due under this Agreement, upon written notice to LICENSEE.

4.13 Payments [***]. Notwithstanding anything to the contrary, all payments made by LICENSEE under this Agreement are [***].

ARTICLE V - RECORDS, REPORTS, AND INSPECTION

5.1 Generally. LICENSEE shall keep, and shall require its Sublicensees to keep, accurate books of account containing all particulars of any activities or information that may be necessary or useful for the purpose of evidencing LICENSEE’s compliance with its obligations (including, without limitation, in relation to all amounts payable to MSKCC) hereunder. Said books and records shall be maintained for a period of no less than [***] following the period to which they pertain. Upon reasonable written notice, and not more than [***] during each calendar year, LICENSEE shall allow MSKCC or its agents to inspect and/or audit its books and records for the purpose of verifying royalty statements or compliance in other respects with this Agreement. Such inspections and/or audits shall be during normal working hours of LICENSEE. Should such inspection and/or audit lead to the discovery of a discrepancy, during any Royalty Year, of greater than [***] percent ([***]%) in underreporting or in underpayment, then LICENSEE shall pay the [***], plus interest as set forth in Section 4.11 (entitled Interest).

5.2 [***] Reports. LICENSEE, within [***] days after [***] shall deliver to MSKCC complete and accurate reports, giving such particulars of the business conducted by LICENSEE during the preceding [***] period under this Agreement as would be pertinent to a royalty accounting hereunder (regardless of whether such a royalty accounting was actually conducted).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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These shall include at least the following information, to be [***]:

(a)	[***];

(b)	[***];

(c)	[***];

(d)	[***];

(e)	[***];

(f)	[***];

(g)	[***];

(h)	[***]; and

(i)	[***].

If no royalties are due, LICENSEE shall so report.

In addition, LICENSEE shall also submit [***] a detailed report summarizing LICENSEE’s research, Development, Commercialization and other business progress during the prior [***], and its projections of activity anticipated for the next [***]. Once Regulatory Approval is obtained for a Licensed Product or Licensed Service in the United States, such reports shall be submitted [***] instead of [***].

5.3 Sublicensee Reports. LICENSEE agrees to require its Sublicensees within [***] days after [***] to deliver to LICENSEE complete and accurate reports, giving such particulars of the business conducted by Sublicensee as would be required under Section 5.2 (entitled [***] Reports) of this Agreement if the business were conducted by LICENSEE. LICENSEE shall forward to MSKCC a copy of any and all such reports received by LICENSEE from its sublicensees.

ARTICLE VI - PATENT PROSECUTION

6.1 Patent Cost Reimbursement. LICENSEE shall pay during the term of the Agreement [***] borne by MSKCC for [***] reasonably acceptable to LICENSEE. LICENSEE to reimburse MSKCC for [***]. This [***] amount shall not exceed [***] dollars ($[***]).

6.2 Patent Prosecution.

6.2.1 MSKCC shall have all responsibility for the filing, prosecution, protection (subject to Article 7) and maintenance of the Patent Rights. MSKCC shall use good faith, reasonable efforts (consistent with MSKCC’s customary practices) to diligently and timely prosecute and maintain the Patent Rights in the United States, and in such other countries as are designated by LICENSEE, using counsel of MSKCC’s choice reasonably acceptable to LICENSEE.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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6.2.2 At any time, LICENSEE shall notify MSKCC if LICENSEE wishes to terminate its license to any of the patent applications or patents within the Patent Rights. LICENSEE shall identify such patent applications and patents to MSKCC in writing, in which event, [***] days’ after receipt of such written notice by MSKCC, (a) [***] and (b) LICENSEE shall have no further obligation to pay any costs and expenses incurred by MSKCC for the prosecution and maintenance of such identified patents and patent applications. For the avoidance of doubt, MSKCC may independently, and at its own expense, maintain any such patent applications and patents after such a termination by LICENSEE, and LICENSEE [***].

6.3 Patent Documentation. MSKCC shall keep LICENSEE reasonably informed regarding matters related to the prosecution and maintenance of each patent or patent application within the licensed Patent Rights and shall, without limitation: (a) provide (or direct its external patent counsel to provide) LICENSEE with access to copies of all material documentation and correspondence relating to the filing, prosecution and maintenance of each of the Patent Rights so that LICENSEE may remain informed with respect thereto; and (b) give LICENSEE (and its Sublicensees) reasonable opportunity to consult with MSKCC (or its external patent counsel) regarding such filing, prosecution, maintenance and to comment on all relevant matters related to prosecution of the Patent Rights, including review of draft responses prior to filing with Patent Offices. All comments by LICENSEE (and its Sublicensees) shall be [***] by prosecuting counsel. The parties acknowledge that all information exchanged by the parties pursuant to this Section is understood to be Confidential Information pursuant to ARTICLE IX (entitled Confidentiality), without regard to any marking or legending requirements thereof, but subject to the exceptions to confidentiality set forth therein.

6.4 Patent Term Extension. LICENSEE (and its Sublicensees) shall have the right, on a Licensed Product-by-Licensed Product basis, to select a patent within the Patent Rights to seek a term extension for or supplementary protection certificate under in accordance with the applicable laws of any country. Each party agrees to execute any documents and to take any additional actions as the other party may reasonably request in connection therewith. LICENSEE shall [***] before applying for a patent term extension or supplementary protection certificate for any Licensed Product.

6.5 Notification of Patent Certification. Each party shall [***] regarding invalidity, unenforceability or non-infringement of any of the Patent Rights. These may include allegations and/or certifications pursuant to a Paragraph IV Patent Certification by a third party filing an Abbreviated New Drug Application, an application under §505(b)(2) or other similar patent certification by a third party, or any foreign equivalent thereof. [***].

ARTICLE VII - LEGAL PROCEEDINGS

7.1 Monitoring. LICENSEE shall use commercially reasonable efforts to monitor third party infringement of the Patent Rights in the Field of Use. [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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7.2 Actions. This Section sets forth the parties’ right of enforcement and defense in relation to the Patent Rights.

(a)	First Right. LICENSEE (and its Sublicensees) shall have the first right, but not the obligation, to control the conduct and resolution of any adversarial legal proceeding relating to the Patent Rights (including without limitation any declaratory judgment action, patent infringement action or opposition) during the Term and will be responsible for all expenses related thereto. MSKCC shall join in any such action, at LICENSEE’s request and expense.

(b)	Secondary Right. If LICENSEE does not wish to exercise either of the foregoing rights in (a)(i) or (a)(ii), LICENSEE shall provide MSKCC with written notice that LICENSEE declines such right, and after receiving such notice, MSKCC shall have the secondary right to undertake such infringement action or defend against such challenge.

7.3 Cooperation. To the extent either party (or its Sublicensees) conducts any legal proceedings in relation to the enforcement or defense of Patent Rights in the Field of Use, it shall keep the other party reasonably informed of such proceedings. The other party shall cooperate in all respects and, to the extent reasonably possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like at the expense of the requesting party. Notwithstanding anything to the contrary: (a) in any action conducted by MSKCC, MSKCC may [***] and [***] (b) in any action conducted by LICENSEE, LICENSEE may affect joinder of MSKCC, if MSKCC is an indispensible or necessary party under the applicable law; and MSKCC agrees not to oppose such joinder, and (c) no settlement, consent judgment or other voluntary final disposition of any action by LICENSEE that admits or impairs the invalidity or unenforceability of the Patent Rights may be entered into without the prior written consent of MSKCC, which consent shall not unreasonably be withheld.

7.4 Costs and Recoveries. All costs of any action by either party to enforce, or to defend against a challenge to, the Patent Rights shall be borne by [***] any sums recovered or obtained in connection therewith (whether as damages, reasonable royalties, license fees, or otherwise in judgment or settlement derived therefrom), except that in the case of actions commenced by LICENSEE, the excess of such sums over [***]. For the avoidance of doubt, LICENSEE may not [***].

7.5 Third Party Patents. In the event LICENSEE is sued for patent infringement or, threatened with such suit, it shall promptly notify MSKCC. If LICENSEE is enjoined from exercising its license rights granted hereunder LICENSEE may terminate this Agreement upon [***] days prior written notice to MSKCC. In any such action, LICENSEE shall be fully responsible for all its costs, including expenses, judgments and settlements.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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7.6 Patent Challenges by LICENSEE. LICENSEE will [***] to LICENSEE or any of its Affiliates bringing any legal proceeding to challenge the validity or enforceability any claim included in the Patent Rights (a “Patent Challenge”), including: [***]. In the event that LICENSEE brings a Patent Challenge: (i) MSKCC may at any time thereafter terminate this Agreement upon written notice to LICENSEE; (ii) during pendency of the Patent Challenge, all license fees, milestone payments and royalties due under this Agreement will be [***] and (iii) in the event of an Unsuccessful Patent Challenge by LICENSEE, (A) LICENSEE shall [***] and (B) starting on the date (if at all) that the Patent Challenge is determined to be Unsuccessful, all license fees, milestone payments and royalty rates due as per this Agreement will be [***]. As used herein, “Unsuccessful” means that, upon the conclusion of the action before the court or other governmental authority in which the Patent Challenge was brought, LICENSEE failed to obtain a judgment that all of the patent claims within the Patent Challenge were invalid or unenforceable.

ARTICLE VIII - INDEMNIFICATION; REPS AND WARRANTIES; DISCLAIMER

8.1 Indemnification by LICENSEE. LICENSEE shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold MSKCC and its Affiliates, and its/their Board of Managers, officers and employees, harmless against all any and all claims, losses, liabilities, damages, judgments, penalties, settlements, expenses and costs, including without limitation attorneys fees, professional fees and court costs, whether actual or threatened, brought by third parties arising out of or related to: [***] except to the extent resulting from any claim that the [***].

8.2 Indemnification by MSKCC. MSKCC shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold LICENSEE and its Affiliates, and its/their Board of Managers, officers and employees, harmless against all any and all claims, losses, liabilities, damages, judgments, penalties, settlements, expenses and costs, including without limitation, attorneys fees, professional fees and court costs, whether actual or threatened, brought by third parties arising out of or related to [***] provided that the amount of indemnification shall not exceed [***].

8.3 Representations and Warranties by MSKCC; MSKCC Covenant. MSKCC represents and warrants as of the Effective Date that: (a) that the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of MSKCC; and (b) MSKCC is the sole owner of the Patent Rights and MSKCC-Provided Know-How and has the right to enter into and bind itself to this Agreement. MSKCC represents and warrants that as of the effective date of the Side Letter Agreement dated November 20, 2013 that: (c) except as provided for in Section 2.2 or identified in the Side Letter Agreement, it has not granted any rights in the Patent Rights or MSKCC-Provided Know-How to any third party in the Field of Use in the Territory, inconsistent with the rights granted to LICENSEE under this Agreement; and (d) except as identified in the Side Letter Agreement there are no actions, suits, investigations, claims or proceedings involving MSKCC and relating to any of the Rights pending or threatened in writing to MSKCC, and (e) with the exception of patent

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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applications directed to [***] Exhibit A contains a complete list of all current patent applications and patents owned (in whole and in part) by MSKCC as of the Effective Date claiming [***]. For the avoidance of doubt, the previous representation and warranty (e) excludes patent applications [***] and any U.S. or ex-U.S. patents issuing directly or indirectly from such applications or the priority documents for such applications. MSKCC hereby covenants that it will not grant during the term of this Agreement any right, license or interest in the Rights, or any portion thereof, inconsistent with the license granted to LICENSEE herein.

8.4 Representations and Warranties by LICENSEE. LICENSEE represents and warrants as of the Effective Date that: (a) LICENSEE has the full power and authority to enter into this Agreement and to perform its obligations hereunder; and (b) LICENSEE is not (and will not be) a party to any agreement or instrument which would be in conflict with its obligations to MSKCC under this Agreement. LICENSEE hereby covenants that it will not during the term of this Agreement enter into any agreement inconsistent with its obligations to MSKCC herein.

8.5 Disclaimer; Limitation on Liability. Except as otherwise expressly set forth in this Agreement, MSKCC MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, [***]. EXCEPT FOR [***] IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, INCIDENTAL, OR PUNITIVE DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOSS OF ANTICIPATED PROFIT OR OTHER ECONOMIC BENEFIT, FROM ITS PERFORMANCE OR NONPERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ITS SUBJECT MATTER, REGARDLESS OF WHETHER THE OTHER PARTY KNOWS OR SHOULD KNOW OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE IX - CONFIDENTIALITY

9.1 Generally. A party receiving Confidential Information (“Receiving Party”) of the other party (“Disclosing Party”) agrees during the term of this Agreement and all times thereafter:

(a)	to hold the Confidential Information of the Disclosing Party in trust and strictest confidence, and to not use the Confidential Information of the Disclosing Party, except as permitted in this Agreement;

(b)	to reproduce the Confidential Information of the Disclosing Party only to the extent reasonably required to fulfill the Receiving Party’s obligations hereunder; and

(c)	not to disclose, deliver, provide, disseminate or otherwise make available, directly or indirectly, any Confidential Information of the Disclosing Party to any third party without first obtaining the Disclosing Party’s express written consent on a case-by-case basis.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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A Receiving Party shall disclose the Confidential Information of the Disclosing Party only to such employees who have a need to know such Confidential Information, except that MSKCC may disclose Confidential Information to its employees and its Affiliates’ employees who have such a need to know. A Receiving Party shall take at least the same degree of care that it uses to protect its own most highly confidential and proprietary information of similar nature and importance (but in no event less than reasonable care) to protect the confidentiality and avoid the unauthorized use, disclosure, publication or dissemination of the Confidential Information of the Disclosing Party.

9.2 Exclusions. The foregoing obligations in Section 9.1 (entitled Confidentiality—Generally) shall not apply to any Confidential Information of the Disclosing Party to the extent the Receiving Party can prove such Confidential Information:

(a)	was publicly known and generally available in the public domain prior to the time of disclosure by the Disclosing Party;

(b)	becomes publicly known and generally available in the public domain through no act or omission of the Receiving Party;

(c)	was rightfully known by the Receiving Party, without restriction, prior to the time of first disclosure by the Disclosing Party;

(d)	was independently developed by the Receiving Party without the use of the Confidential Information; or

(e)	was rightfully obtained by the Receiving Party, without restriction, from a third party who has the right to make such disclosure and without breach of any duty of confidentiality to the Disclosing Party;

(f)	is subsequently received by the Receiving Party in good faith from a third party without obligation of confidentiality and without improper means.

In addition, a Receiving Party may disclose Confidential Information of the Disclosing Party to the extent such party is required by law to disclose such Confidential Information, provided that the Receiving Party shall first give reasonable advance notice of such compelled disclosure to the Disclosing Party, and shall cooperate with the Disclosing Party in connection with any efforts to prevent or limit the scope of such disclosure and/or use of such Confidential Information. LICENSEE may use and disclose any Confidential Information of MSKCC in connection with the practice of the license and rights granted to LICENSEE in this Agreement, including without limitation, discussions with actual and potential sublicensees, sources of financing for the activities to be conducted under this Agreement and /or acquirers or other business partners; provided that any such disclosure of MSKCC Confidential Information is made under conditions at least as restrictive as those provided in this Article IX.

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ARTICLE X - EXPORT CONTROLS

It is understood that MSKCC is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the relevant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency. MSKCC neither represents that a license shall not be required nor that, if required, it shall be issued.

ARTICLE XI - NON-USE OF NAMES

Neither party shall not use the name of the other party, nor any of their employees, nor any adaptation thereof, in any press release, advertising, promotional or sales literature without prior written consent obtained from the other party in each case. During and after the term of this Agreement, neither party shall not utilize or register any trademark, service mark, tradename, or other trade identifier of the other party, or that contains (in whole or in part) or is confusingly similar to the foregoing, or is a translation of any of the foregoing, without the prior express written consent of the other party. Notwithstanding the above, each party may freely disclose in the ordinary course of business (but not in a press release, except with prior approval) that it has entered into this Agreement.

ARTICLE XII - PUBLICATION

MSKCC reserves the right to publish the scientific findings from research related to Licensed Rights and clinical use of Licensed Products and Licensed Services. If any proposed publication (e.g., manuscript, abstract or other public disclosure), contains Confidential Information of LICENSEE or its Affiliates or Sublicensees, MSKCC will submit the abstract or manuscript to LICENSEE at least [***] calendar days before public disclosure thereof, and LICENSEE shall have the right to review and comment upon the proposed public disclosure in order to protect such Confidential Information and the patentability of any inventions disclosed therein. Upon LICENSEE’s request, public disclosure shall be delayed up to [***] additional calendar days to enable LICENSEE to secure adequate intellectual property protection of any patentable subject matter contained therein that would otherwise be affected by the publication, and to have such Confidential Information deleted from such disclosure.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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ARTICLE XIII - TERM AND TERMINATION

13.1 Term. This Agreement commences on the Effective Date and shall remain in effect, on a country-by-country and Licensed Product-by-Licensed Product basis until the end of the Royalty Term, as provided in Section 4.4 (entitled Royalty Term). After the expiration of the Agreement in any country for a particular Licensed Product, LICENSEE shall retain a non-exclusive, royalty free license in such country to MSKCC-Provided Know-How necessary or useful for the Manufacture or Commercialization of such Licensed Product.

13.2 Termination by MSKCC. Any termination shall be of this Agreement in its entirety.

13.2.1 Bankruptcy or Cessation/Enjoinder of Business. MSKCC may terminate this Agreement upon written notice to LICENSEE if: (a) LICENSEE becomes insolvent; (b) a petition in bankruptcy is filed against LICENSEE and is consented to, acquiesced in or remains undismissed for thirty (30) days; (c) LICENSEE or makes a general assignment for the benefit of creditors, or a receiver is appointed for LICENSEE, and LICENSEE does not return to solvency before the expiration of a thirty (30) day period; (d) LICENSEE ceases to do business; or (e) if the enactment of any law, decree, or regulation, or the issuance of any order (including, but not limited to, an injunction), by any governmental authority renders it impracticable or impossible for LICENSEE to perform any of its obligations hereunder.

13.2.2 Nonpayment. If LICENSEE fails to pay MSKCC license fees, royalties and patent expenses or other amounts payable hereunder, and such payments remain past due for more than thirty (30) days, and LICENSEE fails to pay any amounts that are not the subject of a good-faith dispute, MSKCC shall have the right to terminate this Agreement on thirty (30) days written notice, unless LICENSEE pays to MSKCC within the thirty (30) day notice period, all license fees, royalties and patent expenses, together with any interest due and payable thereon, that are not the subject of such good-faith dispute.

13.2.3 Criminal Activity. MSKCC may terminate this Agreement upon written notice to LICENSEE if LICENSEE is convicted in a final judgment of a felony relating to the manufacture, use, or sale of Licensed Products in any jurisdiction where LICENSEE manufactures, uses or sells Licensed Products; provided, no such termination may be made until any appeal(s) of such conviction are exhausted and only then if such conviction is not reversed.

13.2.4 Breach. In addition to any other termination right specified in this Agreement, MSKCC may terminate this Agreement upon ninety (90) days’ written notice to LICENSEE, if LICENSEE materially breaches a provision of this Agreement, unless:

(a)	LICENSEE cures any such breach prior to the expiration of the ninety (90) day period; or

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(b)	LICENSEE has taken reasonable steps to cure such breach prior to the expiration of the ninety (90) day period and demonstrated to MSKCC’s reasonable satisfaction that such breach is likely to be cured within a reasonable time thereafter.

(c)	before the end of the ninety (90) calendar day cure period, LICENSEE notifies MSKCC that it has failed to achieve any of the milestones described in Section 3.1(a) within the timeframes specified due to causes that are beyond the reasonable control of LICENSEE (e.g., regulatory action or delay, low patient enrollment, force majeure, and/or delays caused by MSKCC) notwithstanding LICENSEE’s reasonable, good faith efforts to achieve those milestones, then LICENSEE will not be deemed in default or breach of this Agreement and the timeframe for achieving those milestones will be deemed automatically extended by the time of the delay reasonably attributable to the causes that were beyond LICENSEE’s control as long as LICENSEE diligently and continuously pursues the achievement of such milestones, but in no event shall such extension be longer than [***].

13.3 Termination by LICENSEE. LICENSEE may terminate this Agreement in its entirety without cause on thirty (30) days notice to MSKCC; provided, however, once the Commercialization of Licensed Products has commenced, LICENSEE may only terminate this Agreement with such notice if LICENSEE has determined that it will cease all Development and Commercialization of Licensed Products or Licensed Services.

13.4 Product Sell Off. In the event of expiration (but not termination) of this Agreement, LICENSEE and its Sublicensees shall have the right for [***] months thereafter to dispose of all Licensed Products then in its inventory, contingent upon LICENSEE: (a) providing to MSKCC an inventory identifying the volumes of Licensed Products on hand that were manufactured prior to the termination date, certified and signed by an officer of the Company; and (b) continuing to submit all reports and make all payments (including, without limitation, royalties) that would have been required in accordance with this Agreement, if this Agreement had not terminated.

13.5 Dispute Resolution. Without limiting either party’s right(s) of termination or any other remedy available to it, any controversy or bona fide disputed arising between the parties to this Agreement (other than Agreement Patent Challenges under Section 7.6 (entitled Patent Challenges by LICENSEE) of this Agreement), which controversy or dispute cannot be resolved by mutual agreement may, by the election of either party, be submitted to non-binding dispute resolution before a mediator expert in the field, selected by mutual agreement within [***] days of written request by either party. Said mediation shall be held in New York at such place as shall be mutually agreed upon in writing by the parties.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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13.6 Effect on Sublicensees. All sublicenses, and rights of AFFILIATES and SUBLICENSEES, will [***] as of the effective date of termination of this Agreement, provided, however, that if at the effective date of termination any SUBLICENSEE is in good standing with regard to its obligations under its sublicense and agrees to assume the applicable obligations of LICENSEE hereunder, then, at the request of the [***] such sublicense shall survive such termination or expiration of this AGREEMENT and be assigned to MSKCC with respect to the Licensed Product, Licensed Services, and Licensed Rights; provided, in such case the obligations of MSKCC to SUBLICENSEE shall not exceed the obligations of MSKCC to LICENSEE under the Agreement and obligations of SUBLICENSEE to MSKCC shall not exceed the obligations of LICENSEE to MSKCC under the Agreement .

13.7 Survival. Upon any expiration or termination of this Agreement, the following shall survive:

(a)	any provision expressly indicated to survive;

(b)	any liability which any party has already incurred to another party prior to expiration or termination;

(c)	LICENSEE’s reporting and payment obligations for activities occurring prior to expiration or termination (or pursuant to 13.4 (entitled Product Sell Off)); and

(d)	ARTICLE I (entitled Definitions), 2.2 (entitled Reserved Rights), 2.6 (entitled Disclaimer), ARTICLE VIII (entitled Indemnification; Reps and Warranties), ARTICLE IX (entitled Confidentiality), ARTICLE XI (entitled Non-Use of Names), 13.4 (entitled Product Sell Off), 13.6 (entitled Effect on Sublicensees), 13.7 (entitled Survival), ARTICLE XIV (entitled Notices), and ARTICLE XV (entitled Miscellaneous Provisions).

ARTICLE XIV - NOTICES

Except for payments, each notice or other communication pursuant to this Agreement shall be sufficiently made or given when delivered by courier or other means providing proof of delivery to such party at its address below or as it shall designate by written notice given to the other party:

In the case of MSKCC:

Memorial Sloan-Kettering Cancer Center

Office of Technology Development

If by mail:	1275 York Ave., Box 524

New York, NY 10065

If by courier:	600 Third Avenue, 16th floor

New York, NY 10016

Attn: Executive Director

Tel: 1-212-639-6181 (not for notice)

Fax: 1-212-888-1120 (not for notice)

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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With copies to:

Memorial Sloan-Kettering Cancer Center

Office of General Counsel

If by mail:	1275 York Ave.

New York, NY 10065

If by courier:	1275 York Ave., Box 524

New York, NY 10065

Attn: General Counsel

Tel: 1-212-639-5800 (not for notice)

Fax: 1- 212-717-3517 (not for notice)

—and—

Holland & Knight LLP

31 West 52nd Street

New York, NY 10019

Attn: Charles A. Weiss

Tel: 1-212-513-3200 (not for notice)

Fax: 1-212-385-9010 (not for notice)

In the case of LICENSEE:

Juno Therapeutics, Inc.

8725 W. Higgins Road, Suite 290

Chicago, IL 60631

Attn: Chief Executive Officer

Tel: [                            ]

Fax: [                            ]

With a copy to:

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, CA 94304-1050

Attn: Michael S. Rabson

Tel: 1-650-849-3249

Fax: 1-650-493-6811

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ARTICLE XV - MISCELLANEOUS PROVISIONS

15.1 Payments. This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of New York, without giving effect to any choice/conflict of law principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was filed or granted.

15.2 Assignment. No party may assign or delegate any or all of its rights or obligations under this Agreement, or transfer this Agreement, without the prior written consent of the other party, except that (a) either party shall have the right to assign any of its rights, delegate any of its obligations, or transfer this Agreement without such consent (i) to an Affiliate or (ii) as part of a merger or acquisition or other transfer of all or substantially all of the assets of its business to which this Agreement pertains, and (b) MSKCC may without consent of LICENSEE freely assign all or any portion of the payments due under this Agreement to a Third Party. Additionally, LICENSEE shall, on prior consent of MSKCC (such consent not to be unreasonably withheld or delayed), be permitted to assign this Agreement in connection with the sale or transfer of a limited portion of its business to which this Agreement pertains. Any assignment, delegation or transfer by any party without the consent of the other party shall be void and of no effect.

15.3 Choice of Law; Choice of Forum. This Agreement shall be governed by New York law. With the exception of the limited provision for arbitration set forth in Section 4.5.4 and the provision for mediation set forth in Section 13.5, the state and federal courts located in New York County, New York, shall have exclusive jurisdiction of any claims or actions between or among the parties arising out of or relating to this Agreement, and each party consents to venue and personal jurisdiction of those courts for the purpose of resolving any such disputes.

15.4 Severability. Except to the extent a provision is stated to be essential, or otherwise to the contrary, the provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

15.5 Marking. LICENSEE agrees to legibly mark the Licensed Products (and packaging, marketing materials, package inserts, patient information leaflets, and other documentation therefore) sold in the United States with all applicable United States patent numbers, and other notices relating to MSKCC’s other Intellectual Property Rights, such markings and notices to be in accordance with any written guidelines that may be provided by MSKCC from time to time. All Licensed Products shipped to or sold in other countries shall be marked in such a manner as to conform to the patent laws and practice of the country of manufacture or sale. In connection with such patent marking, LICENSEE shall also include a statement that the Licensed Product is made under license from MSKCC.

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15.6 Waiver. The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

15.7 Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be an original and all such counterparts shall together constitute but one and the same agreement.

15.8 Force Majeure. Neither party shall lose any rights hereunder or be liable to the other party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting party to the extent such the failure is occasioned by war, strike, fire, Act of God, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions (except if imposed due to or resulting from the party’s violation of law or regulations), failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming party and the nonperforming party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall (a) a party be required to settle any labor dispute or disturbance, or (b) a force majeure excuse performance for a period of more than [***] months. For clarity, a failure to obtain funding shall not constitute a force majeure event.

15.9 Further Assurances. At any time or from time to time on and after the date of this Agreement, MSKCC shall at the written request of LICENSEE execute, and deliver or cause to be delivered, all such consents, documents or further instruments required by law to register or confirm the licenses granted in this Agreement.

15.10 Entire Agreement. This Agreement, including its attachments and exhibits (which attachments and exhibits are incorporated herein by reference), constitutes the entire understanding among and between the parties with respect to the subject matter hereof, and supersedes all prior agreements and communications, whether written, oral or otherwise. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by the parties to this Agreement.

15.11 Relationship Between the Parties. The relationship between the parties under this Agreement is that of independent contractors. Nothing contained in this Agreement shall be construed to create a partnership, joint venture or agency relationship between any of the parties. No party is a legal representative of any other party, and no party can assume or create any obligation, liability, representation, warranty or guarantee, express or implied, on behalf of another party for any purpose whatsoever.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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15.12 Construction and Interpretation. Words (including defined terms) denoting the singular shall include the plural and vice versa. The words “hereof”, “herein”, “hereunder” and words of the like import when used in this Agreement shall refer to this Agreement as a whole, and not to any particular provision of this Agreement. The term “include” (and any variant thereof), and the giving of examples, shall not be construed as terms of limitation unless expressly indicated by the context in which they is used. The headings in this Agreement shall not affect its interpretation. Except as expressly provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any other rights or remedies provided by law or otherwise. Each of the parties has had an opportunity to consult with counsel of its choice. Each provision of this Agreement shall be construed without regard to the principle of contra proferentum. If any provision of this Agreement is held to be invalid or unenforceable the validity of the remaining provisions shall not be affected. The parties shall replace the invalid or unenforceable provision by a valid and enforceable provision closest to the intention of the parties when signing this Agreement. This Agreement was negotiated, and shall be construed and interpreted, exclusively in the English language.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, authorized representatives of the parties have signed and dated this Agreement below.

JUNO THERAPEUTICS, INC.		MEMORIAL SLOAN-KETTERING CANCER CENTER

		By:	/s/
By:	/s/	Gregory Raskin, M.D.
Hans Bishop		Executive Director
Chief Executive Officer		Office of Technology Development

Date:		Date: 11/20/13

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EXHIBIT A – PATENT RIGHTS

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT B – MSKCC-PROVIDED KNOW HOW